UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2022

NICOLET BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-37700	47-0871001
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 North Washington Street
Green Bay, Wisconsin 54301
(Address of Principal Executive Offices)

(920) 430-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NCBS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the annual meeting of the shareholders of Nicolet Bankshares, Inc., held on May 9, 2022 (the “Annual Meeting”), Nicolet’s shareholders voted on the following proposals:

Proposal 1:	Election of Directors.

Name	For	Withheld	Broker Non-Votes
Marcia M. Anderson	8,464,433	287,558	2,069,541
Robert B. Atwell	8,467,575	284,416	2,069,541
Héctor Colón	8,424,924	327,067	2,069,541
Michael E. Daniels	8,495,811	268,060	2,069,541
Lynn D. Davis, Ph. D.	8,498,410	277,581	2,069,541
John N. Dykema	7,219,235	1,532,756	2,069,541
Christopher J. Ghidorzi	8,204,601	547,390	2,069,541
Andrew F. Hetzel, Jr.	8,468,916	283,075	2,069,541
Ann K. Lawson	8,445,726	306,265	2,069,541
Donald J. Long, Jr.	7,899,972	852,019	2,069,541
Dustin J. McClone	8,411,283	340,708	2,069,541
Susan L. Merkatoris	8,040,198	711,793	2,069,541
Oliver Pierce Smith	8,400,521	351,470	2,069,541
Paul D. Tobias	8,415,003	336,988	2,069,541
Robert J. Weyers	8,458,256	293,735	2,069,541

Proposal 2:	Ratification of the selection of BKD, LLP as Nicolet’s independent registered public accounting firm for the year ending December 31, 2022.

For	Against	Abstain	Broker Non-Votes
10,609,920	125,300	88,738	N/A

Proposal 3:	Approval of an advisory “say on pay” resolution supporting the compensation of Nicolet’s named executive officers.

For	Against	Abstain	Broker Non-Votes
4,320,552	4,180,073	253,792	2,069,541

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 11, 2022	NICOLET BANKSHARES, INC.

		By:	/s/ H. Phillip Moore, Jr.
H. Phillip Moore, Jr.
Chief Financial Officer